EXHIBIT 10(m)


                           MASTER LEASE
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     THIS MASTER LEASE (this "Lease") is made as of September 29, 2000 (the "Effective Date"), by and between CROWN PRINCE PROPERTIES, LLC, a Delaware limited liability company ("Lessor"), whose address is c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019, and CROWN CENTRAL PETROLEUM CORPORATION, a Maryland corporation ("Lessee"), whose address is One North Charles Street, Baltimore, Maryland 21201-3740.

                       W I T N E S S E T H :
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     THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

     1. Certain Defined Terms. The following terms shall have the following meanings for all purposes of this Lease:

     "Acknowledgement" means the Acknowledgement of Master Lease Assignment dated as of the date of this Lease among Lessor, Lessee, Lender and Remainderman. A duplicate original Acknowledgement will be executed and recorded in the applicable real property records for each Property.

     "ADA" has the meaning set forth in Section 16.C.

     "Additional Rental" has the meaning set forth in Section 5.B.

     "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     "Aggregate Fixed Charge Coverage Ratio" shall have the meaning set forth in Section 8.B.

     "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or any of the Properties, including, without limitation, UST codes, ordinances, requirements and standards, all requirements relating to the handling and disposal of Hazardous Materials or Regulated Substances, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

     "Applicable Rent Reduction Percentage" means, with respect to any Property, a fraction, the numerator of which shall be the Purchase Price for such Property, and the denominator of which shall be the sum of the Purchase Price for all of the Properties then subject to this Lease, including such Property.

     "Approved Institution" means any domestic federal or state charted commercial bank located in any of the cities listed on the attached
Schedule III and having, at the time of selection, (i) a long-term deposit or long-term unsecured debt rating of at least A or its equivalent issued by Standard & Poors Rating Group, Moody's Investors Service, Inc., any successor to such agencies or any other nationally recognized credit rating agency, and (ii) combined capital and surplus in excess of $100,000,000.00.

     "Base Annual Rental" means $1,628,586.48.

     "Base Monthly Rental" means an amount equal to 1/12 of the applicable Base Annual Rental.

     "Business Day" means a day on which banks located in Phoenix, Arizona are not required or authorized to remain closed.

     "Casualty" shall have the meaning set forth in Section 21.A.

     "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

     "Damage Amount" has the meaning set forth in Section 23.B(vi).

     "Default Rate" means 14% per annum or the highest rate permitted by law, whichever is less.

     "Disclosures" has the meaning set forth in Section 8.E.

     "Effective Date" has the meaning set forth in the Preamble.

     "Environmental Insurer" means American International Specialty Lines Insurance Company or such other insurer providing Environmental Policies reasonably acceptable to Lessor.

     "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials, Regulated Substances or USTs and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials, Regulated Substances or USTs or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational

Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances or USTs in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances or USTs; relating to the handling and disposal of Hazardous Materials or Regulated Substances; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials, Regulated Substances or USTs in, on, under or above any of the Properties.

     "Environmental Liens" has the meaning set forth in Section
16.D(ix).

     "Environmental Policies" means the environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Lessor with respect to the Properties, which Environmental Policies shall be in form and substance satisfactory to Lessor in its sole discretion.

     "Event of Default" has the meaning set forth in Section 23.A.

     "Event of Default Purchase Amount" has the meaning set forth in
Section 23.B(vi).

     "Event of Default Rejectable Offer" has the meaning set forth in
Section 23.B(vi).

     "Excluded Personalty" means items of personal property which have Lessee's trade names, trademarks and/or trade dress on them.

     "FCCR Period" means the twelve month period of time immediately preceding the first day of the month in which Lessee gives written notice to Lessor that Lessee is proposing to substitute a Substitute Property as permitted by Section 55.A.

     "Fiscal Quarter" has the meaning set forth in Section 8.A.

     "Fiscal Year" has the meaning set forth in Section 8.C.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states in which the Properties are located or any political subdivision thereof.

     "Hazardous Materials" means (i) any toxic substance or hazardous waste, substance, solid waste, or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding any of the Properties.

     "Indemnified Parties" means Lessor, Environmental Insurer, Remainderman, and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor, Environmental Insurer, Remainderman or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Environmental Insurer, Remainderman or Lender, as applicable.

     "Lease Term" shall have the meaning described in Section 4.

     "Lender" means FFCA Funding Corporation, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties, and any servicer of any loan secured by Lessor's interest in any of the Properties, including, without limitation, Franchise Finance Corporation of America, a Delaware corporation.

     "Lessee Entities" means, collectively, Lessee and all Affiliates of Lessee.

     "Lessor Entities" means, collectively, Lessor and all Affiliates of Lessor.

     "Letter of Credit" shall have the meaning set forth in Section 23.A(xi) of this Lease.

     "Loan Agreement" means the Loan Agreement dated as of the date of this Lease in effect between Lessor and Lender, as such agreement may be amended from time to time and any and all replacements or substitutions thereof.

     "Loan Documents" means, collectively, the Loan Agreement, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

     "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

     "Material Casualty" means the occurrence of damage or destruction to the improvements located on a Property the cost of which to restore is at least equal to 50% of the then current replacement cost of such improvements and the restoration of which cannot reasonably be completed within 120 days from the occurrence of such damage or destruction, both as reasonably determined by Lessor.

     "Material Taking" means a Taking of the whole of any of the Properties, other than for temporary use, or a Taking of any portion of any of the Properties (other than for temporary use) which will: (i) materially impair access to such Property in Lessor's reasonable judgment; (ii) result in such Property failing to satisfy the parking requirements under Applicable Regulations; or (iii) result in the removal of such portion of the improvements located on such Property as to make uneconomical the continued use of the remainder of such Property as a Permitted Facility.

     "Maturity Date" means October 1, 2020.

     "Memorandum" means the memorandum of master lease dated as of the date of this Lease between Lessor and Lessee with respect to the Properties. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

     "Mortgages" means, collectively, the mortgages, deeds of trust or other mortgage lien instruments dated as of even date herewith executed by Lessor for the benefit of Lender with respect to the Properties, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

     "Notes" means, collectively, the promissory notes dated as of the date of this Lease executed by Lessor and payable to Lender with respect to the Properties, as such notes may be amended, restated and/or substituted from time to time.

     "Other Agreements" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) Lessor;
provided, however, the term Other Agreements shall not include this Lease and the other Sale-Leaseback Documents.

     "Participation" means the granting of any participations in any document evidencing loan obligations or any or all servicing rights with respect thereto.

     "Permitted Amounts" shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms, the use, storage or release of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, gasoline service stations or convenience stores located in the states in which the Properties are located.

     "Permitted Facility" means a convenience store and gasoline station, with ancillary uses customary to the industry.

     "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

     "Personalty" means all machinery, appliances, furniture, equipment, trade fixtures and other tangible personal property listed on Schedule I to the Sale-Leaseback Agreement; provided, however, the (i) term "Personalty" shall not include the HVAC, walk-in coolers, walk-in freezers, supply fans, exhaust fans, air ducts, hoods, vents, built-in sinks, built-in countertops, plumbing and electrical fixtures, sign poles and lighting poles, USTs, above and below ground gas equipment and gas canopies, all of which items are intended to be fixtures as such term is used within the definition of "Properties", and (ii) the term "Personalty" shall not include the Excluded Personalty.

     "Prepayment Charges" means, for purposes of this Lease, an amount equal to any prepayment premium or charge, yield maintenance payment, or other cost or expense imposed on Lessor by the applicable Lender in connection with the payment of the applicable Note(s) or promissory note(s) prior to the Maturity Date.

     "Properties" means, collectively, (i) the parcels of real estate described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto, and all rights, privileges and appurtenances associated therewith, (ii) all buildings, structures, fixtures and other improvements now or hereafter located on such real estate, including, without limitation, all USTs, above and below ground gas equipment and gas canopies, and
(iii) all Personalty.

     "Property" means any one of the Properties (including, without limitation, the Personalty located at or on such Property).

     "Property Monthly Retail P&L Report" means a report in substantially the form attached hereto as Exhibit C.

     "Purchase Price" means, with respect to any Property, the amount of the purchase price corresponding to such Property as set forth on Exhibit A to the Sale-Leaseback Agreement.

     "Questionnaires" means the environmental questionnaires completed by Lessee with respect to each of the Properties and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

     "Regulated Substances" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

     "Rejectable Offer" has the meaning set forth in Section 21.C.

     "Rejectable Substitution Offer" has the meaning set forth in
Section 55.A.

     "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

     "Remainderman" means Tiara Remainder, LLC, a Delaware limited liability company, which owns a remainder interest in the parcels of real estate described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto and all rights, privileges and appurtenances associated therewith, together with its successors and assigns.

     "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

     "Sale-Leaseback Agreement" means that certain Sale-Leaseback
Agreement dated as of the date hereof among Lessor, Lessee, Crown
Stations, Inc., a Maryland corporation and Fast Fare, Inc., a Delaware corporation, with respect to the Properties.

     "Sale-Leaseback Documents" means the Sale-Leaseback Agreement, this Lease, the Memorandum, the Acknowledgement and all other documents executed in connection therewith or contemplated thereby.

     "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to Lender's status as a real estate investment trust.

     "Substitute Property" means one or more parcels of real estate substituted for any of the Properties in accordance with the requirements of Section 55, together with all rights, privileges and appurtenances associated therewith, all buildings, structures, fixtures and other improvements located thereon, including, without limitation, all USTs, above and below ground gas equipment and gas canopies, and all machinery, appliances, furniture, equipment, trade fixtures and other tangible personal property located at or on such real estate (other than Excluded Personalty). For purposes of clarity, where two or more parcels of real property comprise a

Substitute Property, such parcels shall be aggregated and deemed to constitute the Substitute Property for all purposes of this Lease.

     "Taking" shall have the meaning set forth in Section 21.A.

     "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.

     "Title Company" means LandAmerica Financial Group or such other nationally recognized title insurance company reasonably acceptable to Lessor.

     "Transfer" means any sale, transfer or assignment of any document evidencing loan obligations, or any or all servicing rights with respect thereto.

     "USTs" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Regulated Substances.

     2. Demise of Properties. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties. The Properties are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor, except as expressly set forth below, and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and title to each of the Properties and has found all of the same satisfactory for all of Lessee's purposes. Lessor warrants that, as of the Effective Date, it has not conveyed or leased any of the Properties to any party other than Lessee except for the granting of the liens to Lender set forth in the Mortgages.

     3. Characterization of Lease. A. Lessor and Lessee intend that:

           (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;

          (ii) this Lease is a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

         (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

     B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of each of the Properties.

     C. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a true lease. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

     D. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all of the Properties and irrevocably waives any claim or defense which asserts that this Lease is anything other than a master lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

     E. Lessee represents and warrants to Lessor that (i) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties.

     F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor entering into this Lease.

     4. Lease Term. The Lease Term for all of the Properties shall commence as of the Effective Date and shall expire on October 31, 2020, unless terminated sooner as provided in this Lease and as may be extended for one initial period of ten years and two subsequent periods of five years each as set forth in Section 27 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

     5. Rental and Other Payments. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

     B. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

     6. Representations and Warranties of Lessor. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

          A.     Organization, Authority and Status of Lessor.
     (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each of the states in which the Properties are located. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

          (ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

          B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, subject to applicable bankruptcy laws or other laws affecting the rights of creditors.

     7. Representations and Warranties of Lessee. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

          A.   Organization, Authority and Status of Lessee.
     (i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

          (ii) The person who has executed this Lease on behalf of Lessee is duly authorized to do so.

           B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy laws or other laws affecting the rights of creditors.

           C. Litigation. There are no suits, actions or proceedings or, to the best of its knowledge, investigations, pending or threatened against or involving Lessee or any of the Properties before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessee or any of the Properties.

           D. Absence of Breaches or Defaults. To the best of its knowledge, Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, any of the Properties or any of Lessee's property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, any of the Properties or any of Lessee's property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

          E. Liabilities of Lessor. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

     8. Covenants. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

            A.     Corporate Fixed Charge Coverage Ratio.
     Lessee and its consolidated subsidiaries (collectively, the "Consolidated Entities") shall collectively maintain a Corporate Fixed Charge Coverage Ratio of at least 1.50:1, calculated as of the last day of each fiscal quarter of Lessee (each, a "Fiscal Quarter"). For purposes of this Section, the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the end of each Fiscal Quarter (each, a "12 Month Period"), the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Net Interest Expense, non-cash asset disposition losses and Operating Lease Expense and eliminating the impact of nonrecurring gains and losses and LIFO inventory adjustments allocable to the applicable 12 Month Period, to
     (b) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Net Interest Expense allocable to the applicable 12 Month Period. If the Consolidated Entities shall fail to maintain a Corporate Fixed Charge Coverage Ratio of at least 1.50:1 for any 12 Month Period, the provisions of Section 8.B shall apply with respect to such 12 Month Period.

          For purposes of this Section, the following terms shall be defined as set forth below:

          "Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by any of the Consolidated Entities, which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of such entity. The term "Capital Lease" shall not include any operating lease.

          "Debt" shall mean with respect to the Consolidated Entities, collectively, and for the applicable 12 Month Period (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          "Depreciation and Amortization" shall mean the depreciation and amortization accruing during the applicable 12 Month Period with respect to the Consolidated
     Entities, collectively, as determined in accordance with GAAP.

          "Net Income" shall mean with respect to the applicable 12 Month Period, the net income of the Consolidated Entities, collectively, as reflected in the profit and loss statements delivered pursuant to Section 31 hereof and as determined in accordance with GAAP, provided that such amount is net of Depreciation and Amortization, Net Interest Expense, non-cash asset disposition losses and Operating Lease Expense for the applicable 12 Month Period, but not net of income taxes or charges equivalent to income taxes allocable to the applicable 12 Month Period.

          "Net Interest Expense" shall mean for the applicable 12 Month Period, (x) the sum of all interest expense accrued or which should be accrued in respect of all Debt of the Consolidated Entities, collectively, as determined in accordance with GAAP, but excluding non-cash interest expense and amortization of non-cash financing expenses, minus (y) the sum of all interest income accrued or which should be accrued in respect of all cash investments of the Consolidated Entities, collectively, as determined in accordance with GAAP.

          "Operating Lease Expense" shall mean the sum of all payments and expenses incurred by the Consolidated
     Entities, collectively, under any operating leases during the applicable 12 Month Period, as determined in accordance with GAAP.

          B. Aggregate Fixed Charge Coverage Ratio. If the Consolidated Entities shall fail to maintain a Corporate Fixed Charge Coverage Ratio of at least 1.50:1 for any 12 Month Period, Lessee shall maintain, for such 12 Month Period, an Aggregate Fixed Charge Coverage Ratio for all of the Properties in the aggregate of at least 1.25:1, calculated as of the last day of the applicable Fiscal Quarter. For purposes of this Lease, the term "Aggregate Fixed Charge Coverage Ratio" shall mean with respect to the applicable Twelve Month Period, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Property Income, Property Interest Expense, Equipment Payment Amount and Property Operating Lease Expense, less a total, annualized overhead allocation in an amount equal to $52,000 per Property, to (b) the sum of the Property Operating Lease Expense, the Property Interest Expense and the Equipment Payment Amount.

For purposes of this Section, the following terms shall be defined as set forth below:

          "Equipment Payment Amount" shall mean for the applicable 12 Month Period the sum of (i) all amounts payable during such 12 Month Period under all leases entered into by Lessee for equipment located at one or more of the Properties and (ii) all principal amounts payable during such 12 Month Period under all loans made to Lessee secured by Lessee's interest in the equipment located at one or more of the Properties.

          "Net Property Income" shall mean with respect to the applicable 12 Month Period, the amount of "Cash flow before overhead" (as listed on Lessee's Property Monthly Retail P&L Report) allocable to all of the Properties, provided that such amount is net of Property Interest Expense, Equipment Payment Amount and Property Operating Lease Expense allocable to the applicable 12 Month Period, but not net of any Property related (x) income taxes or charges equivalent to income taxes allocable to the applicable 12 Month Period, as determined in accordance with GAAP, (y) overhead expense allocable to the applicable 12 Month Period, or (z) nonrecurring gains or losses or depreciation or amortization allocable to the applicable 12 Month Period.

          "Property Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by Lessee with respect to one or more of the Properties which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term "Property Capital Lease" shall not include any operating lease or this Lease.

          "Property Debt" shall mean as directly related to all of the Properties and the applicable 12 Month Period (i) indebtedness of Lessee for borrowed money, (ii) obligations of Lessee evidenced by bonds, indentures, notes or similar instruments, (iii) obligations of Lessee to pay the deferred purchase price of property or services, (iv) obligations of Lessee under leases relating to the Properties which should be, in accordance with GAAP, recorded as Property Capital Leases, and (v) obligations of Lessee under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. The term "Property Debt" shall not include Lessor's debt with respect to the Properties or otherwise.

          "Property Interest Expense" shall mean for the applicable 12 Month Period, the sum of all interest accrued or which should be accrued in respect of all Property Debt of Lessee allocable to one or more of the Properties and all business operations thereon during such period
     (including interest attributable to Property Capital
     Leases), as determined in accordance with GAAP.

          "Property Operating Lease Expense" shall mean the expenses incurred by Lessee under any operating leases with respect to one or more of the Properties (including this Lease) and the business operations thereon during the applicable 12 Month Period, as determined in accordance with GAAP. The term "Property Operating Lease Expense" shall not include any items included within the term "Equipment Payment Amount".
                             13

          C. Net Worth. Lessee shall maintain a FIFO-based net worth in excess of $75,000,000, as measured at the end of each fiscal year of Lessee (each, a "Fiscal Year"), based on a reported net worth of the Consolidated Entities plus the LIFO reserve of the Consolidated Entities times 0.65 and excluding any non-cash write down of Lessee's refinery properties.

          D. Nonconsolidation Covenants. (i) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

          (ii) Lessee shall not and shall use its best efforts to cause its affiliates not to hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee.

         (iii) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

         (iv) Lessee will not act in Lessor's name without Lessor's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

          (v) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

          (vi)      The resolutions, agreements and other
     instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

          (vii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

          (viii) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

          (ix) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

          (x) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor.

          E.     Transfer, Participation and Securitization
     Covenants. (i) Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Mortgages and/or any of the Loan

     Documents, or any or all
     servicing rights with respect thereto, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Lessee shall not be required to make disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws and, provided further, that any such purchaser, transferee, assignee, servicer or participant shall agree to maintain the confidentiality of any non-public financial and other data and information provided by Lessee; and (ii) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon Lessee or the transactions contemplated by this Lease or materially increase Lessee's liabilities hereunder.

          (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or the financial condition of Lessee to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 8.E as long as such performance would not result in fees and expenses in any calendar year exceeding $15,000.

          F. Compliance Certificate. Within 50 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of a Fiscal Year) and within 100 days after the end of each Fiscal Year of Lessee, Lessee shall deliver to Lessor such compliance certificates as Lessor may reasonably require in order to establish that Lessee is in compliance in all material respects with all of the obligations, duties and covenants imposed on Lessee pursuant to this Lease.

     9. Rentals To Be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee. Lessor will pay its own internal overhead costs, its own in-house legal fees and its own accounting fees, except as otherwise expressly provided herein.

     10. Taxes and Assessments. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to any of the Properties, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

          A. All taxes and assessments upon any of the Properties or any part thereof (including, without limitation, the Personalty), whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

          B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties by Lessee; and

          C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

     Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses) of Lessor, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties to Lessee, the substitution of a Substitute Property or the termination of this Lease pursuant to the provisions of this Lease).


     All taxing authorities shall be instructed by Lessee or, upon Lessee's request, Lessor to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section or lien therefor, provided that (i) such proceeding shall suspend the collection thereof from the applicable Properties or any interest therein, (ii) neither such Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to ensure payment of any contested taxes. As long as no Event of Default exists, any reduction in tax attributable to such contested action which is paid to Lessor shall be paid to Lessee.

     11. Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service or any such other services.

     12. Insurance. Throughout the Lease Term, Lessee shall maintain with respect to each of the Properties, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

          A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (for each of the Properties which is in an area subject to destructive earthquakes within recorded history), boiler explosion (for each of the Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require, insuring each of the Properties for not less than 100% of their full insurable replacement cost.

          B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor, Remainderman and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor, Remainderman and Lessee against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain contractual liability coverage, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor or Remainderman may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor and Remainderman.

          C. Business income insurance or rental interruption insurance, as requested by Lessor, equal to 100% of the Base
     Annual Rental for a period of not less than 12 months.

          D. State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor or Remainderman may from time to time require and such other insurance as may be necessary to comply with applicable laws.

          E. Such other insurance as may from time to time be reasonably required by Lessor, Remainderman or Lender in order to protect their respective interests with respect to the Properties, consistent with prudent business practices for similar types of properties.

          All insurance policies shall:

               (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Remainderman, Lender and their respective employees and agents;

               (ii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor, Remainderman or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor, Remainderman or Lender;

               (iii)   Contain a standard without contribution
          mortgage clause endorsement in favor of Lender and any other party designated by Lessor;

               (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Remainderman, Lender and to any other party covered by any standard mortgage clause endorsement;

               (v) Provide that the insurer shall not have the option to restore the applicable Properties if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

               (vi)    Be insured or reinsured by insurance
          companies licensed to do business in the states in which the Properties are located and which are rated A:VI or better by A.M. Best's Insurance Guide or are otherwise approved by Lessor and Remainderman; and

               (vii) Provide that the insurer shall not deny a claim nor shall the insurance be cancelled, invalidated or suspended by any foreclosure or other proceedings relating to any of the Properties or change in title to or ownership of any of the Properties.

     It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor, Remainderman and Lender as additional named insureds as their interests may appear and shall be payable as set forth in Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage; provided, however, that at all times while Lessee maintains a FIFO-based net worth in excess of $100,000,000 (as calculated in accordance with Section 8.C), Lessee may self-insure or maintain deductibles on (i) replacement value property insurance in an amount not to exceed $2,000,000 per occurrence, and (ii) general liability insurance in an amount not to exceed $1,000,000 per occurrence. Any other policies, including any policy now or hereafter carried by Lessor, Remainderman or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor, Remainderman and Lender certificates of insurance or, upon the request of Lessor, Remainderman or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. In the event of any transfer by Lessor of Lessor's interest in any of the Properties or any financing or refinancing of Lessor's interest in any of the Properties, or by Remainderman of Remainderman's interest in any of the Properties, Lessee shall, upon not less than ten (10) days' prior written notice, deliver to Lessor and Remainderman or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

     13. Tax and Insurance Impound. Upon the occurrence of an Event of Default resulting from the failure of Lessee to perform any monetary obligation due under this Lease, including, without limitation, the failure to pay Base Annual Rental, Additional Rental and/or taxes, assessments and/or insurance premiums as contemplated by this Lease, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor will deposit all impounded funds in accounts insured by any federal or state agency and may not commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee which is not cured within any applicable grace period, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

     14. Payment of Rental and Other Sums. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

     15. Use. Except as set forth below, each of the Properties shall be used solely for the operation of a Permitted Facility in accordance with the standards of operations then in effect on a system-wide basis, and for no other purpose. Lessee shall occupy the Properties promptly following the Effective Date and, except as set forth below and except during periods when any of the Properties is untenantable by reason of a Casualty or Taking (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of Section 21 of this Lease), Lessee shall at all times during the Lease Term occupy each of the Properties and shall diligently conduct its business on each of the Properties as a Permitted Facility. Unless Lessor's prior written consent is obtained (which consent may be withheld or conditioned by Lessor in its sole discretion), Lessee may cease diligent operation of business at any of the Properties for a period not to exceed 90 days and may do so only once with
                             19
respect to each Property within any five-year period during the Lease Term. If Lessee does discontinue operation as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of any such Properties during any period of vacancy,
(iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section, and (iv) pay all costs necessary to restore such Properties to their condition on the day operation of the business ceased at such time as such Properties are reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation.

     Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld. conditioned or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use,
(ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Properties and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Properties, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Properties.

     16.     Compliance with Laws, Restrictions, Covenants and
             Encumbrances.
     A. Lessee's use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's sole cost and expense, comply with all Applicable Regulations and all restrictions, covenants and encumbrances of record with respect to each of the Properties. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Properties undertaken by Lessee as required by Section 17 of this Lease.

     B. Lessee will not permit any act or condition to exist on or about any of the Properties which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

     C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Properties, including, but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Properties. Lessee further agrees that any and all alterations made to the Properties during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of Section 18 must include a statement from a licensed architect or engineer certifying that he or she has reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Lessor
                             20
shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

     D. Lessee represents and warrants to Lessor and Environmental Insurer as follows as of the Effective Date:

          (i) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, none of the Properties nor Lessee are in violation of, or subject to, any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any past or present Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Properties.

          (ii) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, no permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Properties by reason of any past or present Environmental Laws have been obtained or are required to be obtained.

          (iii) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, no Hazardous Materials or Regulated Substances have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Properties, other than in Permitted Amounts.

          (iv) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, the Properties do not contain Hazardous Materials or Regulated Substances, other than in Permitted Amounts, and all USTs located on or about any of the Properties are in full compliance with all existing Environmental Laws.

          (v) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, there is no threat of any Release migrating to any of the Properties.

          (vi) To the best of Lessee's knowledge and except as disclosed in the Questionnaires, there is no past or present non-compliance with past or present Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties.

          (vii) Except as disclosed in the Questionnaires, Lessee has not received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials, Regulated Substances or USTs (other than in Permitted Amounts), Remediation, possible liability of any person or entity pursuant to any past or present Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

          (viii) Lessee has truthfully and fully provided or made available to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Properties that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials, Regulated Substances or USTs in, on, under or from any of the Properties.

          (ix) To the best of Lessee's knowledge and except as disclosed in the Questionnaires: all uses and operations on or of the Properties, whether by Lessee or any other person or entity, have been in compliance with all past and present Environmental Laws and permits issued pursuant thereto; there have been no Releases in, on, under or from any of the Properties, except in Permitted Amounts; there are no Hazardous Materials or Regulated Substances in, on, or under any of the Properties, except in Permitted
     Amounts; and the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any past or present Environmental Law (the "Environmental Liens"). Lessee has not allowed any tenant or other user of any of the Properties to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Properties), impaired the value of any of the Properties, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Properties.

     E. Lessee covenants to Lessor and Environmental Insurer during the Lease Term that: (i) the Properties shall not be in violation of any investigation or inquiry by any Governmental Authority or any remedial obligations under any Environmental Laws. If any investigation or inquiry is initiated by a Governmental Authority, Lessee shall promptly notify Lessor; (ii) all uses and operations on or of each of the Properties, whether by Lessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (iii) there shall be no Releases in, on, under or from any of the Properties, except in Permitted Amounts; (iv) there shall be no Hazardous Materials or Regulated Substances in, on, or under any of the Properties, except in Permitted Amounts; (v) Lessee shall keep each of the Properties free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other person or entity; (vi) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection F below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vii) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (viii) Lessee shall, at no cost and expense to Lessor or Lender, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from any of the Properties or cause such Remediation to be reasonably effectuated; (2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment; (ix) Lessee shall not do or allow any
                             22
tenant or other user of any of the Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off any of the Properties), impairs or may impair the value of any of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any of the Properties; and (x) Lessee shall immediately notify Lessor in writing of
(A) any presence of Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or USTs (other than in Permitted Amounts), Remediation, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

     F. Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that any such persons (except in emergencies) shall use reasonable efforts to undertake any such assessments or investigations so as to minimize the impact on Lessee's business operations at the Properties. Lessee shall cooperate with and provide access to Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor. Any such assessment and investigation shall be at Lessor's sole cost and expense unless, at the time of any such assessment or investigation, an Event of Default has occurred or Lessor has a reasonable basis for believing that a violation of Environmental Laws may have occurred, in which case Lessee shall be responsible for the cost of any such assessment or investigation. Notwithstanding the forgoing, however, such access and investigation shall be limited to one time in any calendar year except in cases where more frequent access and investigation is reasonably necessary under the circumstances.

     G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or suffered by or asserted against any Indemnified Parties by any Governmental Authority or non-Indemnified Party, and arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials, Regulated Substances or USTs in, on, above, or under any of the Properties; (ii) any past or present Release or Threatened Release in, on, above, under or from any of the Properties; (iii) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials, Regulated Substances or USTs at any time located in, under, on or above any of the Properties; (iv) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials, Regulated Substances or USTs at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Properties; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials, Regulated Substances or USTs owned or possessed by Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials, Regulated Substances or USTs; (x) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, in accepting any Hazardous Materials, Regulated Substances or USTs for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials or Regulated Substances which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

     H. (i) At its sole cost and expense, Lessee shall have each of the Properties inspected as may be required by any Environmental Law for seepage, spillage and other environmental concerns. Lessee shall maintain and monitor the USTs in accordance with all Environmental Laws.
 Lessee shall provide Lessor with written certified results of all inspections performed on each of the Properties. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Properties shall be in compliance with all Environmental Laws.

     (ii) Lessee shall comply or cause the compliance with all applicable federal, state and local regulations and requirements regarding USTs including, without limitation, any of such regulations or requirements which impose (1) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and recordkeeping, (2) corrective action with respect to confirmed and suspected Releases, and (3) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Lessee shall immediately notify Lessor, in writing, of (A) the presence on or under any of the Properties of any Hazardous Materials or Regulated Substances other than in Permitted Amounts, or the escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under any of the Properties of any Hazardous Materials or Regulated Substances, apparent or real, other than in Permitted Amounts, and (B) any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting any of the Properties.

     (iii) Upon any Release, escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under any of the Properties of any Hazardous Materials or Regulated Substances (other than in Permitted Amounts), Lessee shall immediately remedy such situation in accordance with all Environmental Laws and any request of Lessor. Should Lessee fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws, Lessor shall be permitted to take such actions in its sole discretion to remedy such situation and any costs and expenses incurred in connection therewith will be paid by Lessee.

     I. Lessee represents that, as of the Effective Date, Lessee is in compliance with the requirements of 40 C.F.R. Section 298 Subpart H - Financial Responsibility (or equivalent state law) with respect to those petroleum underground storage tanks or storage tank systems (as those terms are defined under 40 C.F.R. Section 290.12 or equivalent state law) located at the Properties. Lessee agrees to satisfy the requirements for financial responsibility set forth in 40 C.F.R. Section
280.93 (or equivalent state law) during the term of this Lease. Lessee agrees to specifically designate Lessor (or at the direction of Lessor, Lender) as the beneficiary of such insurance, guarantee, bond, letter of credit or trust fund as is used to satisfy the obligations of 40 C.F.R.
Section 280.93 (or equivalent state law) and to provide Lessor with proof of that designation. In the event Lessee changes its method of establishing financial responsibility under 40 C.F.R. Section 280.93 (or equivalent state law), Lessee agrees to re-designate Lessor (or at the direction of Lessor, Lender) as beneficiary under the new mechanism used to establish compliance with 40 C.F.R. Section 280.93 (or equivalent state law) and to provide documentation of that fact to Lessor within 10 days of that re-designation.

     J. The obligations of Lessee and the rights and remedies of the Indemnified Parties under the foregoing subsections D through I shall survive the termination, expiration and/or release of this Lease.

     K. Notwithstanding anything to the contrary contained in this Lease, an Event of Default shall not be deemed to have occurred under this Lease or any of the other Sale-Leaseback Documents as a result of the failure of Lessee to comply with any of the covenants set forth in subsections A, E or H by reason of a Release at any of the Properties in violation of Environmental Laws so long as Lessee diligently pursues an agreement with the applicable Governmental Authorities with respect to the Remediation of such Release and, once such agreement is in place, completes such Remediation within the time period required by such Governmental Authorities. Notwithstanding the foregoing, if such agreement allows for the Remediation to be completed after the expiration of the Lease Term, Lessee shall use its best efforts to complete such Remediation prior to the end of the Lease Term and, if Lessee is unable to complete such Remediation by the expiration of the Lease Term despite its best efforts to do so, Lessee shall post, at the expiration of the Lease Term, such security with Lessor as Lessor may reasonably require to ensure the completion of such Remediation within the time period required by the applicable Governmental Authorities.

     L. Notwithstanding anything to the contrary contained in this Lease, an Event of Default shall not be deemed to have occurred under this Lease or any of the other Sale-Leaseback Documents as a result of the failure of Lessee to comply with any of the covenants set forth in subsections A or C by reason of any violation of Applicable Regulations (other than those violations which would be covered under subsection K above) if Lessee diligently pursues an agreement with the applicable Governmental Authorities with respect to the time period in which such violation may be cured and, once such agreement is in place, completes such cure within the time period required by such Governmental Authorities. Notwithstanding the foregoing, if such agreement allows for such cure to be completed after the expiration of the Lease Term, Lessee shall use its best efforts to complete such cure prior to the end of the Lease Term and, if Lessee is unable to complete such cure by the expiration of the Lease Term despite its best efforts to do so, Lessee shall post, at the expiration of the Lease Term, such security with Lessor as Lessor may reasonably require to ensure the completion of such cure within the time period required by the applicable Governmental Authorities.

     17. Condition of Properties; Maintenance. Lessee, at its own expense, will maintain all parts of each of the Properties in good repair and sound condition, except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs or replacements which may be required to keep all parts of each of the Properties in good repair and sound condition. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of any of the Properties or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.
At all times during the Lease Term, all personal property necessary to operate a Permitted Facility shall be maintained by Lessee at the Properties in such condition and repair as is consistent with Lessee's standards currently in effect for a Permitted Facility.

     18. Waste; Alterations and Improvements. Lessee shall not commit actual or constructive waste upon any of the Properties. Lessee shall not alter in any material respect the exterior, structural, plumbing or electrical elements of any of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that to the extent Lessor is required to obtain the approval of Lender with respect to any such alterations, Lessor shall in no event be deemed to have unreasonably withheld Lessor's approval thereof if Lender shall not have given its approval if required); provided, however, Lessee may undertake nonstructural alterations to any of the Properties costing less than $150,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations (such consent not to be unreasonably withheld, conditioned or delayed), the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. All alterations shall be made by Lessee at Lessee's sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications,
(iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and
(iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of any of the Properties shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the states where the applicable Properties are located.

     19. Indemnification. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to any of the Properties during or prior to the Lease Term, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's or Remainderman's interest in any of the Properties, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any of the Properties or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the Properties or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay under Section 10, (6) any lien, encumbrance or claim arising on or against any of the Properties or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees,
(9) any contest referred to in Section 10, and (10) the sale of liquor, beer or wine on any of the Properties. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

     20. Quiet Enjoyment. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

     21. Condemnation or Destruction. A. Notice of Taking or Casualty. In the event of a taking of all or any part of any of the Properties for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of any of the Properties or any part thereof as a result of a fire or other casualty (a "Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall insure that the subject Property is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

     B. Assignment of Awards, Insurance Proceeds and Payments. In the event of a Material Taking or a Material Casualty, Lessor shall be entitled to receive the entire award, insurance proceeds or payment in connection therewith, except as set forth below, without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that Lessee shall not be entitled to any award, insurance proceeds or payment for the value of Lessee's leasehold interest in this Lease. With respect to a Material Taking, Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Excluded Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Material Taking or otherwise reduce the amount recoverable by Lessor for the Material Taking. With respect to a Material Casualty, Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Excluded Personalty, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor's claim for the Material Casualty or otherwise reduce the amount recoverable by Lessor for the Material Casualty.

     C. Material Taking or Material Casualty. In the event of a Material Taking or Material Casualty, Lessee shall have the right to terminate this Lease with respect to the applicable Property by notice (the "Termination Notice") given to Lessor not later than 30 days after the Material Taking or Material Casualty, as applicable. The Termination Notice must: (i) specify a date on which this Lease with respect to such Property shall terminate, which date shall be the last day of a calendar month occurring not earlier than 120 days and not later than 150 days after the delivery of such notice (the "Early Termination Date"); (ii) contain a certificate executed by the president, chief financial officer or treasurer of Lessee which (X) describes the facts relating to the Material Taking or Material Casualty, and (Y) represents and warrants that such facts constitute a Material Taking or Material Casualty as such terms are defined in this Lease; and (iii) if the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to
Section 27, contain either (X) an irrevocable rejectable written offer (the "Rejectable Offer") of Lessee to purchase Lessor's interest in such Property and in the net award for such Material Taking or net insurance proceeds for such Material Casualty, as applicable, after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Award") on the Early Termination Date for a purchase price equal to the Stipulated Loss Value (as hereinafter defined) for such Property, or (Y) a Rejectable Substitution Offer to substitute a Substitute Property satisfying the applicable requirements of Section 55.A for such Property and Lessor's interest in the Net Award. As used herein, the term "Stipulated Loss Value" shall mean the sum of (a) the product of the percentage specified on Schedule I attached hereto which corresponds to the Early Termination Date multiplied by the Purchase Price for such Property, plus (b) all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, plus (c) the Prepayment Charge corresponding to such Property.

     If the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to Section 27, Lessor shall have 90 days from the delivery of the Termination Notice to deliver to Lessee written notice of its election to either accept or reject any Rejectable Offer or Rejectable Substitution Offer contained in the Termination Notice. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the applicable Rejectable Offer or Rejectable Substitution Offer. If the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer or Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by the Lender and such written consent is delivered to Lessee within such 90-day period.

     If Lessor accepts the Rejectable Offer or is deemed to have accepted the Rejectable Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer by Lessor is not consented to in writing by the Lender, then, on the Early Termination Date, Lessor shall sell and convey, and Lessee shall purchase for the purchase price described above, Lessor's interest in such Property and the Net Award. Lessee's obligations under this Lease with respect to such Property shall not be terminated until the applicable Stipulated Loss Value is paid in full. Upon such payment, (i) Lessor shall convey such Property to Lessee "as-is" by special warranty deed, subject to all matters of record (except for (X) the Mortgage corresponding to such Property, (Y) any other consensual liens granted by Lessor with respect to such Property other than those granted by Lessor at the request, or with the consent, of Lessee, and (Z) any non-consensual liens against Lessor which encumber such Property and which do not result from Lessee's failure to perform its obligations under this Lease), and without representation or warranty, and (ii) all obligations of either party hereunder with respect to such Property shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

     If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender, then, on the Early Termination Date, Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in
Section 55. Upon such substitution (i) Lessee shall be entitled to claim and receive the Net Award and (ii) all obligations of either party hereunder with respect to the Property being replaced shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

     Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the conveyance of a Property to Lessee pursuant to this Section 21.C, including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of a Property to Lessee or the termination of this Lease with respect to a Property pursuant to the provisions of this Section 21.C, Lessee's attorneys' fees and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

     If Lessor rejects the Rejectable Offer or Rejectable Substitution Offer and, as long as the Mortgage corresponding to the Property subject to such Rejectable Offer or Rejectable Substitution Offer is still outstanding, such rejection is consented to in writing by Lender (and such written consent delivered to Lessee within the applicable 90-day period), or if the Early Termination Date shall occur after the commencement of any extension options exercised pursuant to Section 27, then (i) the Net Award shall be paid to and belong to Lessor, (ii) on the

Early Termination Date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, and (iii) all obligations of either party hereunder shall cease as of the Early Termination Date with respect to the applicable Property, provided, however, Lessee's obligations to the Indemnified Parties with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease.
This Lease shall, however, continue in full force and effect with respect to all other Properties.

     D. Temporary Taking. In the event of a Taking of all or any part of any of the Properties for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 18 above, promptly commence and complete the restoration of the Property affected by such Temporary Taking; provided, however, Lessee shall not be required to restore such Property if the Lease Term shall expire prior to, or within one year after, the date of termination of such Temporary Taking, and in such event Lessor shall be entitled to recover the entire award relating to the Temporary Taking.

     E. Partial Taking or Partial Casualty. In the event of a Taking which is not a Material Taking or a Temporary Taking ("Partial Taking") or of a Casualty which is not a Material Casualty (a "Partial Casualty"), all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property affected, provided that, as long as the Mortgage corresponding to the applicable Property is still outstanding, Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of the Partial Taking or Partial Casualty or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease with respect to such Property within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to such Property during which to elect to continue this Lease with respect to such Property on the terms herein provided. If Lessor elects to terminate this Lease with respect to such Property and Lessee does not elect to continue this Lease with respect to such Property or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to such Property, then this Lease shall terminate with respect to such Property as of the last day of the month during which such period expired.
Lessee shall then immediately vacate and surrender such Property, all obligations of either party hereunder with respect to such Property shall cease as of the date of termination (provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination) and

Lessor may retain all such awards, compensation or damages. The Lease shall continue in full force and effect with respect to all other Properties. If Lessor elects not to terminate this Lease with respect to such Property, or if Lessor elects to terminate this Lease with respect to such Property but Lessee elects to continue this Lease with respect to such Property, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as approved by Lessor. Subject to reasonable conditions for disbursement imposed by Lessor, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Partial Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Partial Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property as a result of a Partial Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

     F. Rent Reduction. In the event of a termination of this Lease with respect to a Property pursuant to Section 21.C which does involve the acceptance (or deemed acceptance) of a Rejectable Substitution Offer or a termination of this Lease with respect to a Property pursuant to
Section 21.E, the Base Annual Rental then in effect shall be reduced by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect.

     G. Adjustment of Losses. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

     H. No Limitation. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

     22.     Inspection.   Lessor and its authorized representatives
shall have the right, upon giving reasonable advance notice, to enter any of the Properties or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Properties to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain at the Properties or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Properties in accordance with GAAP. Lessee's books and records shall at all times be open for inspection by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents.

     23. Default, Remedies and Measure of Damages. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

          (i) If any representation or warranty of Lessee set forth in this Lease is false in any material respect, or if Lessee renders any statement or account which is false in any material respect;

         (ii) If any rent or other monetary sum due under this Lease is not paid within five days from the date when due and Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such payment being made;

         (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges, the failure of which to pay will result in the imposition of a lien against any of the Properties or the rental or other payments due under this Lease or a claim against Lessor, unless Lessee is contesting such taxes, assessments or other charges in accordance with the provisions of Section 10 of this Lease;

         (iv) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action which is not dissolved within 90 days after filing, or is not generally paying its debts as the same become due;

         (v) If Lessee vacates or abandons any of the Properties other than in accordance with the provisions of
     Section 15 of this Lease;

         (vi)   If there shall be a breach of the provisions of
     Section 8.C hereof;

         (vii) If Lessee shall fail to maintain insurance in accordance with the requirements of Section 12 and such failure continues for 5 days;

         (viii) If Lessee fails to observe or perform any of the other covenants (except with respect to a breach of the Corporate Fixed Charge Coverage Ratio or Aggregate Fixed Charge Coverage Ratio, which breach is addressed in subitem
     (xi) below), conditions or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30 day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30 day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

         (ix) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Sale-Leaseback
     Document or any of the Other Agreements;

         (x) If a final, nonappealable judgment is rendered by a court against Lessee which has a material adverse effect on either the ability to conduct business at any of the Properties for its intended use or Lessee's ability to perform its obligations under this Lease, or is in the amount of $500,000.00 or more and is not covered by insurance, and in either event is not discharged or provision made for such discharge or bonded over within 60 days from the date of entry thereof;

         (xi) If there is a breach of both the Corporate Fixed Charge Coverage Ratio and Aggregate Fixed Charge Coverage Ratio requirements and Lessor shall have given Lessee notice thereof; provided, however, Lessee shall have the option, but not the obligation, to cure such breach by delivering to Lessor, within a period of 30 days from the delivery of such notice (the "30 Day Cure Period"), a letter of credit in favor of Lessor (or, at Lessor's written direction, in favor of Lender) substantially in the form attached to this Lease as Exhibit B issued by an Approved Institution (the "Letter of Credit") in such amount as is necessary to cause the Aggregate Fixed Charge Coverage Ratio for the 12 Month Period for which such breach occurred to be in compliance with the Aggregate Fixed Charge Coverage Ratio requirement, assuming that the Letter of Credit was utilized to increase Net Property Income. Notwithstanding the foregoing, Lessee may not provide a Letter of Credit to cure a breach of the Aggregate Fixed Charge Coverage Ratio requirement if the amount of the

     Letter of Credit, when added to the aggregate amount of all Letters of Credit previously delivered to Lessor and still outstanding, would exceed the Base Annual Rental. If Lessor posts the aggregate amount of all Letters of Credit permitted to be posted pursuant to the preceding sentence and such amount is not sufficient to cause the Aggregate Fixed Charge Coverage Ratio for the 12 Month Period for which such breach occurred to be in compliance with the Aggregate Fixed Charge Coverage Ratio requirement (assuming that the Letters of Credit were utilized to increase Net Property Income), Lessee shall have the option, but not the obligation, to cure such breach within the 30 Day Cure Period by prepaying Base Monthly Rental (a "Prepayment of Rent") in such amount, assuming that the Letter(s) of Credit delivered above was utilized to increase Net Property Income, as is necessary to cause the Aggregate Fixed Charge Coverage Ratio for the 12 Month Period for which such breach occurred to be in compliance with the Aggregate Fixed Charge Coverage Ratio requirement.

          In the event Lessee elects to make a Prepayment of Rent as herein provided, Base Monthly Rental due and payable from and after the next scheduled Base Monthly Rental payment date shall be reduced by an amount equal to the Base Monthly Rental then in effect multiplied by a fraction, the numerator of which is the amount of the Base Monthly Rental prepaid and the denominator of which is the sum of the Purchase Price for all of the Properties.

          Any Letter of Credit delivered pursuant to this Section 23.A(xi) shall be maintained in effect until the next 12 Month Period for which Lessee complies with the Corporate Fixed Charge Coverage Ratio or Aggregate Fixed Charge Coverage Ratio requirement without taking such Letter of Credit into account. During the continuance of an Event of Default, Lessor shall have the right to present such Letter of Credit for payment and apply such proceeds towards any amounts owed by Lessee under Section 23.B as a result of such Event of Default, provided that such application of proceeds shall not be deemed to cure such Event of Default if the amount of the Letter of Credit is less than the amount owed by Lessee under Section 23.B as a result of such Event of Default. Also, if a substitute or replacement Letter of Credit issued by an Approved Institution for such Letter of Credit in the amount of such Letter of Credit is not provided to Lessor at least 30 days prior to the scheduled expiration date of such Letter of Credit, Lessor shall have the right to present such Letter of Credit for payment at any time within such 30 day period and the proceeds of such Letter of Credit shall be held by Lessor as security for the payment of the Base Annual Rental due and payable under this Lease. Once there occurs a 12 Month Period for which Lessee complies with the Corporate Fixed Charge Coverage Ratio or Aggregate Fixed Charge Coverage Ratio requirement without taking such Letter of Credit into account, Lessor shall release such Letter of Credit to the Approved Institution or, if Lessor is holding the proceeds of such Letter of Credit, deliver such proceeds to Lessee.

          Notwithstanding the foregoing, if, prior to the expiration of the 30 Day Cure Period, Lessee provides evidence satisfactory to Lessor that the Aggregate Fixed Charge Coverage Ratio is at least 1.25:1 for the twelve calendar month period immediately preceding the delivery to Lessor of such evidence, no Event of Default shall be deemed to have occurred as a result of such breach of the Aggregate Fixed Charge Coverage Ratio requirement.

          If there is a breach of the Corporate Fixed Charge Coverage Ratio requirement, Lessor shall have no remedies against Lessee under this Lease by reason of such breach unless there is a breach of the Aggregate Fixed Charge Coverage Ratio requirement for the corresponding period.

          (xii) If Lessee shall fail to sign any instrument or certificate in accordance with the provisions of Section 25 of this Lease and such failure shall not be cured within five days following notice from Lessor.

     B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection
     A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:

          (i) To terminate this Lease, whereupon Lessee's right to possession of the Properties shall cease and this Lease, except as to Lessee's liability, shall be terminated.

          (ii) To reenter and take possession of any or all of the Properties and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

          (iii) To remove all machinery, appliances, furniture, equipment, trade fixtures and other tangible personal property located on or at any or all of the Properties and not owned by Lessor and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.

          (iv) To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor.

          (v) To relet any or all of the Properties or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet any of the Properties or any part thereof and shall in no event be liable for refusal or failure to relet any of the Properties or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

          (vi) Upon notice to Lessee (the "Trigger Notice"), to deem Lessee to have made an irrevocable rejectable offer (an "Event of Default Rejectable Offer") to purchase all of the Properties which are then subject to this Lease for a purchase price equal to the sum of (i) the product of the percentage specified on Schedule I attached hereto which corresponds to the time period during which such Event of Default Rejectable Offer is made multiplied by the sum of the Purchase Price for all of the Properties which are then subject to this Lease, plus (ii) all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, plus (iii) the sum of the Prepayment Charges corresponding to all of the Properties which are then subject to this Lease (the sum of items (i), (ii) and (iii) being referred to herein as the "Event of Default Purchase Amount"). Lessor shall have 120 days from the giving of the Trigger Notice to deliver written notice to Lessee of its election to either accept or reject the Event of Default Rejectable Purchase Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Event of Default Rejectable Offer. If any of the Mortgages are still outstanding, any rejection of the Event of Default Rejectable Offer by Lessor shall not be effective unless it is consented to in writing by the Lender and such written consent is delivered to Lessee within such 120-day period.

          If Lessor accepts the Event of Default Rejectable Offer or is deemed to have accepted the Event of Default Rejectable Offer or if, while any of the Mortgages are still outstanding, any rejection of the Event of Default Rejectable Offer by Lessor is not consented to in writing by the Lender, then, on a date not later than 30 days after the expiration of the aforesaid 120-day period (such date being referred to herein as the "Conveyance Date"), Lessor shall sell and convey, and Lessee shall purchase for the Event of Default Purchase Amount, Lessor's interest in all of the Properties which are then subject to this Lease. Lessee's obligations under this Lease with respect to such Properties shall not be terminated until the applicable Event of Default Purchase Amount is paid in full. Upon such payment, (i) Lessor shall convey such Properties to Lessee "as-is" by special warranty deed, subject to all matters of record (except for (X) the Mortgages corresponding to such Properties, (Y) any other consensual liens granted by Lessor with respect to such Properties other than those granted by Lessor at the request, or with the consent, of Lessee, and (Z) any non-consensual liens against Lessor which encumber such Properties and which do not result from Lessee's failure to perform its obligations under this Lease), and without representation or warranty, and (ii) all obligations of either party hereunder shall cease as of the Conveyance Date, provided, however,
     Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease prior to the Conveyance Date shall survive the termination of this Lease.

          Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the conveyance of Properties to Lessee pursuant to this Section 23.B(vi), including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of the Properties to Lessee or the termination of this Lease pursuant to the provisions of this Section 23.B(vi), Lessee's attorneys' fees and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

          If Lessor rejects the Event of Default Rejectable Offer and, as long as any of the Mortgages are still outstanding, such rejection is consented to in writing by Lender (and such written consent delivered to Lessee within the applicable 120-day period), then Lessor shall be entitled to (x) recover from Lessee all rent and other monetary sums then due and owing under this Lease and (y) accelerate and recover from Lessee an amount equal to the present value (discounted at the rate of 6% per annum) of the difference between (1) all rent and other monetary sums scheduled to become due and owing under this Lease thereafter for the entire remaining Lease Term, and (2) the fair market rental value (as reasonably determined by Lessor) of the Properties which are then subject to this Lease for such period (the sum of items
     (x) and (y) being hereinafter referred to as the "Damage Amount"). Upon payment by Lessee of the Damage Amount, all obligations of either party hereunder shall cease as of the date of such payment, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease prior to such payment date shall survive the termination of this Lease.

          Notwithstanding anything to the contrary contained in this Lease, Lessor's remedies under this subsection (vi) are not exclusive of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease and, until such time as Lessee has paid all amounts owing to Lessor under this subsection (vi), Lessor reserves all such other rights and remedies.


          (vii) To recover from Lessee all costs and expenses, including attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

          (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

          (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

          (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

          (xi) To present for payment all Letters of Credit previously delivered to Lessor and still outstanding and apply such proceeds toward any amounts due under this Lease.

     All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

     If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

     24. Liens; Mortgages, Subordination, Nondisturbance and Attornment. Lessor's interest in this Lease and/or any of the Properties shall not be subordinate to any liens or encumbrances placed upon any of the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties free from any liens for work performed, materials furnished or obligations incurred by Lessee.
NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES OR LESSEE'S LEASEHOLD INTEREST THEREIN OR THE PERSONALTY, AND ANY SUCH PURPORTED TRANSACTION

 WHICH IS NOT APPROVED BY LESSOR SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE
PROPERTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE SHALL NOT LEASE ANY OF THE PERSONALTY FROM THIRD-PARTIES.

     This Lease at all times shall automatically be subordinate to the Mortgages and to the lien of any and all ground leases, mortgages and trust deeds now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of the Mortgages and any or all such ground leases, mortgages or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or lenders under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in the Mortgages or any or all such ground leases, mortgages or trust deeds, or after foreclosure of any or all such Mortgages, mortgages or trust deeds or termination of any or all such ground leases, so long as no Event of Default shall have occurred and be continuing under this Lease.

     If any mortgagee, receiver, Lender or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such ground lease, mortgage or trust deed and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, ground lease, mortgage or trust deed, whether this Lease was executed before or after such Mortgage, ground lease, mortgage or trust deed and in that event such mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage ground lease, mortgage or trust deed and had been assigned to such mortgagee, receiver, Lender or other secured party.

     Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

     In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to any of the Properties, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self operative and effective without the execution of any further instruments.

     Lessee shall give written notice to any lender of Lessor having a recorded lien upon any of the Properties or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease simultaneously with the giving of such notice to Lessor, and Lessee shall give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

     25. Estoppel Certificate. At any time, and from time to time, Lessee shall, promptly and in no event later than 10 days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Properties (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether, to the best of Lessee's knowledge, there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; (viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties, including the USTs or the handling and disposal of Hazardous Materials or Regulated Substances; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser.

     26. Assignment. A. Lessor shall have the right to sell or convey all, but not less than all, of the Properties or to assign its right, title and interest as Lessor under this Lease in whole, but not in part.
 In the event of any such sale or assignment other than a security assignment, provided Lessee receives written notice that such purchaser or assignee has assumed all of Lessor's obligations under this Lease, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

     B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Lessee shall not sublet all or any part of any of the Properties without the prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed. Also, without the prior written consent of Lessor: (i) Lessee shall not assign, transfer or convey this Lease or any interest therein, whether by operation of law or otherwise; (ii) no interest in Lessee shall be assigned, transferred, conveyed, pledged or mortgaged, whether by operation of law or otherwise, including without limitation a dissolution of Lessee or a transfer of any of the voting stock of Lessee if such transfer, assignment, conveyance, pledge or mortgage would or could result in a Change of Control; and (iii) Lessee shall not sell, transfer or dispose of any material part of its assets except in the ordinary course of business for full and fair consideration and reasonably equivalent value. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to any assignee of all necessary licenses and franchises to continue operating the Properties for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment nor any subletting of any of the Properties shall relieve Lessee of its obligations respecting this Lease. Any assignment, transfer, conveyance, pledge or mortgage in violation of this paragraph shall be voidable at the sole option of Lessor.

     C. For purposes of this Section 26, the following terms shall have the following meanings:

    "Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act.

     "Change of Control" shall mean the ownership by a Group of Beneficial Ownership of 50% or more of the Voting Power of Lessee, but excluding any acquisition of the Voting Power of Lessee by an employee benefit plan of Lessee.

     "Group" means any individual, entity or group within the meaning of
Section 13(d)(3) or 14(d)(2) of the Act.

     "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

     27. Option To Extend. Lessee, provided no Event of Default has occurred and is continuing at the time of exercise or at the expiration of the Lease Term or, if applicable, the preceding extension of the Lease Term, shall have the option to continue this Lease in effect for one initial additional period of ten years and two successive periods of five years each in accordance with the terms and provisions of this Lease then in effect, except as provided below. The Base Annual Rental during the first extension period shall equal the Base Annual Rental in effect immediately prior to the beginning of the first extension period.
 The Base Annual Rental during the second extension period shall equal the lesser of (i) 95% of the annual fair market rental value of the Properties during such extension period (to be determined as set forth below), and (ii) the Base Annual Rental in effect at the end of the first extension period multiplied by 1.10. The Base Annual Rental during the third extension period shall equal the lesser of (i) 95% of the annual fair market rental value of the Properties during such extension period (to be determined as set forth below), and (ii) the Base Annual Rental in effect at the end of the second extension period multiplied by 1.05. Notwithstanding the foregoing, in the event that Lessee's notice of the exercise of the second and third extension option does not contain a request for Lessor to cause an appraisal of the fair market rental value of the Properties to be performed, the Base Annual Rental during the second and third extension options shall be the amount determined pursuant to clauses (ii) of each of the two preceding sentences, as applicable.

     Lessee may only exercise the first extension option by giving notice to Lessor of Lessee's intention to do so not later than April 30, 2019. If the first extension option is exercised by Lessee, Lessee may only exercise the second extension option by giving notice to Lessor of Lessee's intention to do so not later than January 31, 2030. If the first two extension options are exercised, Lessee may only exercise the third extension option by giving notice to Lessor of Lessee's intention to do so not later than January 31, 2035.

     Upon receipt of notice of the exercise of the second and third extension option and only if such notice requests that Lessor cause appraisals be performed, Lessor shall within 90 days, at Lessee's expense, cause an appraisal of the fair market rental value of the Properties to be made by an independent MAI appraiser. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Properties, and Lessee shall select one such appraiser. Within 60 days of such selection an appraisal shall be made of the Properties by that appraiser and within 20 days after the results of that appraisal shall have been delivered to Lessee, Lessee shall notify Lessor of Lessee's election to exercise its option to extend this Lease and shall pay the rental so established above which shall be absolutely net to Lessor as provided in Section 9 hereof. If such notice of exercise is not received by Lessor within the 20-day period then this Lease shall terminate on the last day of the Lease Term or, if applicable, the last day of the first extension of the Lease Term.

     Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right to specify in its notice of the exercise of the first extension option up to two Properties (the "Non-Renewed
Properties") for which Lessee does not elect to renew this Lease.   If
Lessee exercises such right, the Lease shall not be deemed to be renewed for the Non-Renewed Properties and the Base Annual Rental for the first extension period shall equal the Base Annual Rental in effect immediately prior to the beginning of the first extension period less the product of (x) the sum of the Applicable Rent Reduction Percentage for each Non-Renewed Property, and (y) the Base Annual Rental in effect immediately prior to the beginning of the first extension period.

     28. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

     If to Lessee:         Crown Central Petroleum Corporation
                           One North Charles Street
                           Baltimore, Maryland 21201-3740
                           Attention: Business Development
                           Telephone:      (410) 659-4860
                           Telecopy:       (410) 659-4734

     With a copy to:       Patrick M. Shelley, Esq.
                           McGuire Woods LLP
                           Suite 1000
                           7 St. Paul Street
                           Baltimore, Maryland 21202
                           Telephone:     (410) 659-4413
                           Telecopy:     (410) 659-4527

     If to Lessor:         Crown Prince Properties, LLC
                           c/o U.S. Realty Advisors LLC
                           1370 Avenue of the Americas
                           New York, NY 10019
                           Attention:       Mr. David M. Ledy
                           Telephone:     (212) 581-4540
                           Telecopy:     (212) 581-4950

     With a copy to:       Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036
                           Attention:     Kenneth S. Hilton, Esq.
                           Telephone:     (212) 969-3000
                           Telecopy:     (212) 969-2900

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:
           Dennis L. Ruben, Esq.
           Executive Vice President, General Counsel and
             Secretary
           FFCA Funding Corporation
           17207 North Perimeter Drive
           Scottsdale, AZ 85255
           Telephone:(480) 585-4500
           Telecopy:(480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

     29. Holding Over. If Lessee remains in possession of any of the Properties after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased by 50%, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee. The terms of this Section 29 shall survive the expiration of the Lease Term.

     30. Removal of Personal Property. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove from the Properties all machinery, appliances, furniture, equipment, trade fixtures and other tangible personal property not owned by Lessor. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out.

     31. Financial Statements. Within 50 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of a Fiscal Year) and within 100 days after the end of each Fiscal Year of Lessee, Lessee shall deliver to Lessor and Lender (i) complete financial statements of the Consolidated Entities including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) Lessee's Property Monthly Retail P&L Report for each of the Properties. The financial statements specified in (i) above shall be prepared in accordance with GAAP and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). Lessee understands that Lessor and Lender will rely upon such financial statements and Lessee represents that such reliance is reasonable. The financial statements delivered to Lessor and Lender need not be audited, but Lessee shall deliver to Lessor and Lender copies of any audited financial statements of Lessee which may be prepared, in accordance with the reporting deadlines specified in this Section 31.

     32. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

     33. Time Is of the Essence. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

     34. Lessor's Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Properties for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Properties, such exculpation of liability to be absolute and without any exception whatsoever.

     35. Consent of Lessor. (a) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

     (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

     36. Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

     37. Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

     38. No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

     39. Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

     40. Severability. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

     41. Characterization. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

     B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

     42. Easements. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above any of the Properties with the prior consent of Lessee, such consent not to be unreasonably withheld, delayed or conditioned, provided that such easements will not materially interfere with Lessee's long-term use of such Properties.

     43. Bankruptcy. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon
(i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease as to all Properties being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Properties surrendered to Lessor.

     Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

          (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

          (ii) Any and all obligations under this Lease that become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

          (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

          (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

          (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

          (vi) Any proposed assignment of this Lease to an assignee: (a) that will not use the Properties specifically in accordance with a distributor agreement with the gasoline distributor for Permitted Facilities, or (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, shall be harmful and prejudicial to Lessor;

          (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Properties will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

          (viii) This Lease shall at all times be treated as consistent with the specific characterizations set forth in
     Section 3 of this Lease, and assumption or rejection of this Lease shall be (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

     B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

     C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

     D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

     44. No Offer. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties.

     45. Other Documents. (a) Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

     (b) Upon Lessee's request, Lessor agrees to reasonably cooperate with Lessee in connection with permit or license applications or similar matters relating to the operations of the Properties or tax contests relating to the Properties. Such cooperation shall include, to the extent necessary under Applicable Regulations, executing such applications or documents relating to such applications, matters or tax contests. Such cooperation shall be at no cost or expense to Lessor, and Lessee shall pay all reasonable expenses incurred by Lessor in connection with such cooperation. Furthermore, Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) imposed upon or incurred by or asserted against any Indemnified Parties and arising out of or in any way relating to such cooperation.

     46. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs of Lessor's in-house counsel incurred in connection with the matter.
     47. Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

     48. Forum Selection; Jurisdiction; Venue; Choice of Law. Lessee acknowledges that this Lease was partially negotiated in the State of Arizona, this Lease was executed and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the states in which the Properties are located, as applicable, shall be governed by and construed in accordance with the internal laws of the states in which the Properties are located, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

     49. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

     50. Memorandum of Master Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form with respect to each of the Properties to be held by Lessor until the expiration or sooner termination of the Lease Term.

     51. No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

     52. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LESSOR AND ANY OF LESSOR'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSEE AGAINST LESSOR OR ANY OF LESSOR'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSEE OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT

DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

     53.   Reliance By Environmental Insurer and Lender.    (a)  Lessee
acknowledges and agrees that Environmental Insurer may rely on the representations, warranties and covenants set forth in Section 16 of this Lease, that Environmental Insurer is an intended third-party beneficiary of such representations, warranties and covenants and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

     (b) Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

     54. Document Review. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.

     55. Substitution. A. Subject to the fulfillment of all of the conditions set forth in the following subsection B, Lessee shall have the right to deliver a rejectable offer to Lessor (each, a "Rejectable Substitution Offer") to substitute a Substitute Property for a Property if the terms of Section 21.C of this Lease permit such substitution.

     Each Rejectable Substitution Offer shall identify the proposed Substitute Property in reasonable detail and contain a certificate executed by a duly authorized officer of Lessee pursuant to which Lessee shall certify that in Lessee's good faith judgment such proposed Substitute Property satisfies as of the date of such notice, or will satisfy as of the date of the closing of such substitution, all of the applicable conditions to substitution set forth in this Section 55. Lessee agrees to deliver to Lessor all of the diligence information and materials contemplated by the provisions of Section 55.B of this Lease within 30 days after the delivery to Lessor of a Rejectable Substitution Offer.

     B. The substitution of a Substitute Property for a Property pursuant to the preceding subsection A shall be subject to the fulfillment of all of the following terms and conditions:

          (i)   The Substitute Property must:

               (1) be a Permitted Facility, in good condition and repair, ordinary wear and tear excepted, and located in the same state as the Property to be replaced or in another state acceptable to Lessor in Lessor's sole discretion;

               (2) have a Fixed Charge Coverage Ratio (with the definitions of Section 8.B being deemed to be modified as contemplated by the following sentence, to provide for a calculation of a "Fixed Charge Coverage Ratio" for the Substitute Property only) for the FCCR Period of not less than the greater of
          (X) 1.25:1 or (Y) the Fixed Charge Coverage Ratio for the Property to be replaced for such FCCR Period.
          For purposes of this subitem (2), the definitions set forth in Section 8.B of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with the other Properties, and the Operating Lease Expense with respect to this Lease for each such Property shall equal the Applicable Rent Reduction Percentage for such Property multiplied by the Base Annual Rental then in effect;

               (3) have a fair market value no less than the greater of the then fair market value of the Property being replaced or the fair market value of such Property as of the Effective Date (in each case, determined without regard to this Lease, but assuming that while this Lease has been in effect, Lessee has complied with all of the terms and conditions of this Lease), as determined by Lessor, and consented to by Lender, utilizing the same valuation method as used in connection with the closing of the transaction described in the Sale-Leaseback Agreement, which was based upon the sum of (x) the fair market value of the land comprising such Property and (y) the replacement cost of the improvements located thereon;

               (4) have improvements which have a remaining useful life substantially equivalent to, or better than, that of the improvements located at the Property to be replaced; and

               (5) be conveyed to Lessor (or, if directed by Lessor, to Lessor and a person designated to acquire the remainderman interest) by special or limited warranty deed and bill of sale, free and clear of all liens and encumbrances, except such matters as are reasonably acceptable to Lessor (the "Substitute Property Permitted Exceptions");

          (ii) Lessor shall have inspected and approved the Substitute Property utilizing Lessor's customary site inspection and underwriting approval criteria. Lessee shall have reimbursed Lessor and Lender for all of their reasonable costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lessor's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Property. Lessee shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated, including, without limitation, the cost of title insurance and endorsements for both Lessor and Lender, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental policies or endorsements to the Environmental Policies as applicable, income and transfer taxes imposed on Lessor as a result of such substitution and the reasonable attorneys' fees and expenses of counsel to Lessee, Lessor and Lender;

          (iii) Lessor shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage owner's policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Property is located) for the proposed Substitute Property issued by Title Company and committing to insure Lessor's good and marketable title in the proposed Substitute Property, subject only to the Substitute Property Permitted Exceptions and containing endorsements substantially comparable to those required by Lessor at the Closing (as defined in the Sale-Leaseback Agreement) and Lender shall have received such title report and irrevocable commitment to insure its first priority lien encumbering the proposed Substitute Property as Lender shall reasonably require;

          (iv) Lessor shall have received a current ALTA survey of the proposed Substitute Property, the form of which shall be comparable to those received by Lessor at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted;

          (v) Lessor shall have received an environmental insurance policy with respect to the proposed Substitute
     Property, or to the extent applicable, an endorsement to the Environmental Policies, the form and substance of which shall be satisfactory to Lessor in its sole discretion;

          (vi) Lessee shall deliver, or cause to be delivered, with respect to Lessee and the Substitute Property, opinions of Counsel (as defined in the Sale-Leaseback Agreement) in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Property as may be reasonably required by Lessor);

          (vii) no Event of Default shall have occurred and be continuing under any of the Sale-Leaseback Documents;

          (viii) Lessee shall have executed such documents as may be reasonably required by Lessor as a result of such substitution, including amendments to this Lease and the Memorandum (the "Substitute Documents"), all of which documents shall be in form and substance reasonably satisfactory to Lessor;

          (ix) the representations and warranties set forth in the Substitute Documents, this Lease and the Sale-Leaseback Agreement applicable to the proposed Substitute Property shall be true and correct in all material respects as of the date of substitution, and Lessee shall have delivered to Lessor an officer's certificate certifying to that effect;

          (x) Lessee shall have delivered to Lessor certificates of insurance showing that insurance required by the Substitute Documents is in full force and effect;

          (xi) Lessor shall have obtained an endorsement to the policy of residual value insurance issued to Lessor and Lender in connection with the transaction described in the Sale-Leaseback Agreement with respect to the proposed Substitute Property, which endorsement shall be in form and substance reasonably satisfactory to Lessor and Lender; and

          (xii)   Lender shall have consented to the
     substitution of the proposed Substitute Property.

     C.   Upon satisfaction of the foregoing conditions set forth in
Section 55.B and provided Lessor has accepted the Rejectable
Substitution Offer or is deemed to have accepted the Rejectable
Substitution Offer, or while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender:

          (i) the proposed Substitute Property shall be deemed substituted for the Property to be replaced;

          (ii) the Substitute Property shall be referred to herein as a "Property" and included within the definition of "Properties";

          (iii) the Substitute Documents shall be dated as of the date of the substitution; and

          (iv) Lessor shall convey the Property to be replaced to Lessee or a designee of Lessee "as-is" by special warranty deed and bill of sale, subject to all matters of record (except for (X) the Mortgage corresponding to the Property to be replaced, (Y) any other consensual liens granted by Lessor with respect to the Property to be replaced other than those granted by Lessor at the request, or with the consent, of Lessee, and (Z) any non-consensual liens against Lessor which encumber the Property to be replaced and which do not result from Lessee's failure to perform its obligations under this Lease), and without representation or warranty.

     D. Notwithstanding the foregoing, nothing in this Section 55 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in
Section 3 of this Lease.

     56.   Personalty.   Lessor and Lessee acknowledge and agree that
Lessor is the owner of all Personalty located at or on the Properties as of the Effective Date. Lessee shall at all times keep such Personalty in good order, repair and condition and shall promptly replace any such Personalty that from time to time may become obsolete, dilapidated, badly worn or in a state of disrepair. Lessee may dispose of the Personalty located at or on the Properties only if it is replaced with new Personalty having comparable quality and utility to the replaced Personalty. Lessee shall take no action which would encumber, dilute or cloud Lessor's title or interest in the

Personalty located at or on the Properties. Lessee agrees that, at such time as the existing prohibition against Lessee granting a landlord's lien is no longer in effect, Lessor shall have a landlord's lien against any replacements of the Personalty which are not owned by Lessor, which landlord's lien shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect said landlord's lien.

     57. State Specific Provisions. The provisions and/or remedies which are set forth on Schedule II shall be deemed a part of and included within the terms and conditions of this Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.


                        LESSOR:


WITNESS/ATTEST:         CROWN PRINCE PROPERTIES, LLC,
                        a Delaware limited liability company


                        By  Crown Equity, LLC, a Delaware
                            limited liability company, its member



---------------------   By: --------------------------(SEAL)
                            Jamie Elliott
                            Its Vice President


                        LESSEE:

WITNESS/ATTEST:         CROWN CENTRAL PETROLEUM
                        CORPORATION, a Maryland corporation



---------------------   By: --------------------------(SEAL)
                            Philip A. Millington
                            Its Vice President - Treasurer


Lessee's Tax Identification Number:  52-0550682

                      POWER OF ATTORNEY

     Lessor may act as attorney-in-fact or otherwise on behalf of Lessee pursuant to Sections 24 and 30 of this Lease. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

     -----------                                -------------
       Witness                                     Lessee


                          WITNESS

     In accordance with the requirements of Arizona Revised Statutes
Section 14-5506 and other applicable law, the undersigned has executed this Lease for the purpose of witnessing the grant of the powers of attorney by Lessee to Lessor.


                               ----------------------------

STATE OF ARIZONA         )
                         )SS
COUNTY OF MARICOPA       )
     The foregoing instrument was acknowledged before me on September -- -, 2000 by Jamie Elliott, Vice President of Crown Equity, LLC, a
Delaware limited liability company, member of Crown Prince Properties, LLC, a Delaware limited liability company, on behalf of the limited liability company.


                                   -------------------------
                                   Notary Public


My Commission Expires:
--------------------------





STATE OF ARIZONA         )
                         )SS
COUNTY OF MARICOPA       )


     The foregoing instrument was acknowledged before me on September -- -, 2000 by Philip A. Millington, Vice President - Treasurer of Crown Central Petroleum Corporation, a Maryland corporation, on behalf of the corporation.


                                    ------------------------
                                    Notary Public


My Commission Expires:


----------------------

                          EXHIBIT A

                          PROPERTIES


     ADDRESS                 UNIT NO.          LESSOR NO.
     -------                 --------         -------------
2429 19th Street North
Bessemer, AL  35020            AL 20            8001-1648

1084 Forest Dale Boulevard
Birmingham, AL  35214          AL 31            8001-1649

3016 Winewood Road
Birmingham, AL  35215          AL 40            8001-1650

1844 Jefferson Avenue SW
Birmingham, AL  35211          AL 21            8001-1651

7150 Aaron Aranov Drive
Fairfield, AL  35064           AL 25            8001-1652

1701 South 11th Street
Gadsden, AL  35901             AL 508           8001-1653

11325 US Highway 70 West
Clayton, NC  27520             NC 740           8001-1656

1001 S. Miami Boulevard
Durham, NC  27703              NC 567           8001-1657

1385 North Main Street
Fuquay-Varina, NC  27526       NC 741           8001-1658

3223 Battleground Ave
Greensboro, NC  27408          NC 751           8001-1659

3716 Virginia Avenue
Collinsville, VA  24078        VA 510           8001-1660

500 James Madison Hwy
Culpeper, VA  22701            VA 512           8001-1661

63 West 14th Street
Front Royal, VA  22630         VA 513           8001-1662

2418 Southwest Cary Parkway
Cary, NC  27511                NC 43            8001-1674

2411 W. Hundred Road
Chester, VA  23831             VA 58            8001-1675

                            EXHIBIT A-1

                 LEGAL DESCRIPTIONS OF PROPERTIES

                           EXHIBIT B

                   FORM OF LETTER OF CREDIT


              (LETTERHEAD OF APPROVED INSTITUTION)



                       DATE: --------------


Expiration Date:  ---------------------------

TO:     --------------------------------

No.:-------------------


--------------(the "Bank") hereby issues, for the account of Crown Central Petroleum Corporation, our Irrevocable Letter of Credit in the maximum principal amount of $----------- available to you by your draft drawn on the Bank in accordance with the terms of this Irrevocable Letter of Credit.

We hereby authorize you to draw on us in one or more draws up to the total amount of $--------- U.S. Dollars available by your draft(s) in the form attached as Exhibit "A", with appropriate insertions, presented at the address appearing above, at any time on or before our close of business on the expiration date appearing above, in the manner herein provided, accompanied by your executed Certificate(s) in the form attached as Exhibit "B", with appropriate insertions.

Payments made under this Irrevocable Letter of Credit will be made on the business day following presentation of the draft and the accompanying certificate in same-day wire transfer funds.

This Irrevocable Letter of Credit is transferable and assignable in its entirety (but not in part). This Irrevocable Letter of Credit upon any such transfer and assignment may be successively transferred and assigned. Transfer of the right to draw under this Irrevocable Letter of Credit to such transferee shall be effected by the presentation to the Bank of this Irrevocable Letter of Credit accompanied by a certificate substantially in the form attached hereto as Exhibit "C". Upon your presentation and surrender of this Irrevocable Letter of Credit, the Bank shall forthwith issue an Irrevocable Letter of Credit to your successor with provisions consistent with this Irrevocable Letter of Credit.

To the extent consistent with the express provisions hereof, this Irrevocable Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 ("UCP") and to the extent consistent with the UCP and the express provisions hereof, the laws of the State of ----------.

This Irrevocable Letter of Credit, including the Exhibits hereto, sets forth in full the terms of our undertaking. Reference in this Irrevocable Letter of Credit to other documents or instruments is for identification purposes only, and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

We hereby agree that a draft drawn under and in compliance with this Irrevocable Letter of Credit shall be duly honored upon presentation.

Issued and dated this ----- day of --------, 20--.


                             BANK:



                             ---------------------


                          By:---------------------
                          Printed Name:-----------
                          Its:--------------------

                  EXHIBIT "A" TO THE LETTER OF CREDIT


                          FORM OF SIGHT DRAFT


                              DATE: ---------------

TO:     [name and address of Bank]


Pay to the order of -----------------, a -------------------,
 ------------------------------- ($-------), drawn under Irrevocable
Letter of Credit No. ----------- dated
-------------, 20--, in favor of ------------------, a
---------------------------.



                    ----------------------, a
                    ----------------


                    By:-------------------------
                    Printed Name:---------------------
                    Its:------------------------------

                EXHIBIT "B" TO THE LETTER OF CREDIT

                       FORM OF CERTIFICATE


                              DATE: -----------------

TO:     (name and address of Bank)

RE:     Irrevocable Letter of Credit No.-------------

The undersigned, a duly authorized officer of ------------, a ----------------------- ("Holder"), hereby certifies to
--------------- (Bank)-----------, the issuing bank under Irrevocable Letter of Credit No.-------------- (the "Existing Letter of Credit") issued in favor of Holder, that an event described in clauses (i) or
(ii) below has occurred:

     (i) An Event of Default has occurred and is continuing under the Master Lease dated as of September --, 2000 between ----------------- and Crown Central Petroleum Corporation (the "Master Lease"); or

     (ii) Holder has not been provided with a substitute or replacement Letter of Credit issued by an Approved Institution for the Existing Letter of Credit in the amount of the Existing Letter of Credit at least 30 days prior to the scheduled expiration date of the Existing Letter of Credit.

Capitalized terms used herein and not defined shall have the meanings set forth in the Master Lease.

IN WITNESS WHEREOF, Holder has executed and delivered this certificate as of the ---- day of --------, 20--.


                              -------------------,       a
                              ----------------



                              By:------------------------------
                              Printed Name:--------------------
                              Its:-----------------------------

            EXHIBIT "C" TO THE LETTER OF CREDIT

                 FORM OF TRANSFER INSTRUMENT


                          DATE:----------------

TO:  (name and address of Bank)

     IRREVOCABLE LETTER OF CREDIT NO.--------------------

Gentlemen:

For value received, the undersigned ----------------------, a --------------------------("Beneficiary"), hereby irrevocably assigns to:

                     --------------------------------
                           (Name of Assignee)

                     --------------------------------
                              (Address)

all rights of Beneficiary to draw under the above Letter of Credit in its entirety.

By this assignment, all rights of Beneficiary in such Letter of Credit are transferred to the assignee, and the assignee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be transferred to an assignee unless such transfer and assignment complies with the requirements of such Letter of Credit pertaining to transfers and assignments.

The Letter of Credit is returned herewith and, in accordance therewith, we ask you to issue a new Irrevocable Letter of Credit in favor of the assignee with provisions consistent with the Letter of Credit.



                              -------------------,       a
                              ----------------


                              By:------------------------------
                              Printed Name:--------------------
                              Its:-----------------------------

                             SCHEDULE I

                       STIPULATED LOSS PERCENTAGE



DATE                              STIPULATED LOSS PERCENTAGE
----                              --------------------------

                            SCHEDULE II

                     STATE SPECIFIC PROVISIONS


     ALABAMA

     The taxes and assessments required to be paid by Lessee pursuant to
Section 10 of the Lease shall also include any Alabama Business Privilege Tax owed by Lessor or Remainderman which is attributable to the period of time in which this Lease is in effect. Lessee shall remit to Lessor the amount required to be paid by Lessor or Remainderman with respect to the Alabama Business Privilege Tax annually within ten (10) days after Lessor's request.

     VIRGINIA

     1. With respect to those Properties located in the State of Virginia, the title of this Lease shall be deemed to be "DEED OF MASTER LEASE".

     2. With respect to those Properties located in the State of Virginia, the phrase "and demises" is deemed to be inserted in the third line of Section 2 after the phrase "Lessor hereby leases" and before the word "to".

                          SCHEDULE III

                 LOCATIONS OF APPROVED INSTITUTIONS


                             New York
                             Chicago
                           Los Angeles
                            Baltimore
                             Phoenix
                            Charlotte

                            EXHIBIT C

            FORM OF PROPERTY MONTHLY RETAIL P&L REPORT

                          (see attached)